Report of
Independent Auditors

To the Shareholders and
Board of Directors of
PaineWebber PACE Select
Advisors Trust

In planning and performing our
audit of the financial
statements of
PaineWebber PACE Select
Advisors Trust (comprising,
respectively,
PACE Money Market Investments,
PACE Government Securities
Fixed
Income Investments, PACE
Intermediate Fixed Income
Investments, PACE
Strategic Fixed Income
Investments, PACE Municipal
Fixed Income
Investments, PACE Global Fixed
Income Investments, PACE Large
Company
Value Equity Investments, PACE
Large Company Growth Equity
Investments, PACE Small/Medium
Company Value Equity
Investments,
PACE\Small/Medium Company
Growth Equity Investments,
PACE
International Equity
Investments, PACE
International Emerging Markets
Equity Investments) for the
year ended July 31, 2000, we
considered
its internal control,
including control activities
for safeguarding
securities, to determine our
auditing procedures for the
purpose of
expressing our opinion on the
financial statements and to
comply with
the requirements of Form N-
SAR, and not to provide
assurance on
internal control.

The management of PaineWebber
PACE Select Advisors Trust is
responsible for establishing
and maintaining internal
control.  In
fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of
control.  Generally, internal
controls that are relevant to
an audit
pertain to the entity's
objective of preparing
financial statements
for external purposes that are
fairly presented in conformity
with
generally accepted accounting
principles.  Those internal
controls
include the safeguarding of
assets against unauthorized
acquisition,
use, or disposition.

Because of inherent
limitations in internal
control, misstatements
due to errors or fraud may
occur and not be detected.
Also,
projections of any evaluation
of internal control to future
periods
are subject to the risk that
internal control may become
inadequate
because of changes in
conditions, or that the degree
of compliance
with the policies or
procedures may deteriorate.

Our consideration of internal
control would not necessarily
disclose
all matters in internal
control that might be material
weaknesses
under standards established by
the American Institute of
Certified
Public Accountants.  A
material weakness is a
condition in which the
design or operation of one or
more of the specific internal
control
components does not reduce to
a relatively low level the
risk that
errors or fraud in amounts
that would be material in
relation to the
financial statements being
audited may occur and not be
detected
within a timely period by
employees in the normal course
of
performing their assigned
functions.  However, we noted
no matters
involving internal control,
including control activities
for
safeguarding securities, and
its operation that we consider
to be
material weaknesses as defined
above at July 31, 2000.

This report is intended solely
for the information and use of
management, the Board of
Directors of PaineWebber PACE
Select
Advisors Trust, and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these
specified parties.


ERNST & YOUNG LLP

September 22, 2000